UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2020

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President, Chief Executive Officer and Director.

Effective September 30, 2020, Adam St. John resigned from his role as President and Chief Executive Officer of Verso Corporation (“Verso”) and from the Board of Directors of Verso (the “Board”).

In connection with Mr. St. John’s resignation, Verso and Mr. St. John entered into a separation agreement dated September 30, 2020 (the “Separation Agreement”) pursuant to which Mr. St. John is entitled to severance benefits under Verso’s severance policy for salaried employees, under his confidentiality and non-competition agreement with Verso, and under his Company restricted stock unit awards. The Separation Agreement includes a release of claims and restrictive covenants.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Appointment of Interim President and Chief Executive Officer.

On September 30, 2020, the Board appointed Randy J. Nebel, a member of the Board, as Verso’s interim President and Chief Executive Officer, effective immediately.

Mr. Nebel will remain a member of the Board, but as a result of his appointment as an officer of Verso, he is no longer considered independent under the New York Stock Exchange’s listing standards. In connection with Mr. Nebel’s appointment as interim President and Chief Executive Officer, Mr. Nebel stepped down as a member of the Compensation Committee and the Corporate Governance and Nominating Committee, and the Board named Dr. Robert Beckler as chairperson of the Compensation Committee and appointed Mr. Sean Erwin to the Compensation Committee.

Biographical information for Mr. Nebel is included in Verso’s proxy statement for its 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 29, 2020. There is no arrangement or understanding between Mr. Nebel and any other person pursuant to which Mr. Nebel was appointed as interim President and Chief Executive Officer, and Mr. Nebel has no family relationship with any director or executive officer of Verso. Mr. Nebel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Nebel’s appointment as interim President and Chief Executive Officer, Verso and Mr. Nebel entered into an offer letter, dated September 30, 2020 (the “Offer Letter”), pursuant to which Mr. Nebel will be paid a monthly salary of $65,000 while serving as interim President and Chief Executive Officer in addition to continuing compensation under Verso’s compensation policy for its Board members.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2020, Verso issued a press release regarding the management changes disclosed above under Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is included as Exhibit 99.1 to this report. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Separation Agreement, dated September 30, 2020, by and between Verso and Adam St. John.

10.2	Offer Letter, dated September 30, 2020, by and between Verso and Randy Nebel.

99.1	Press Release issued by Verso on October 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020

VERSO CORPORATION

	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer